                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12717 and 333-48823) pertaining to the Novoste Corporation Stock Option Plan and Non-Employee Director Stock Option Plan and Non-Employee Director Stock Option Plan of our report dated February 9, 1999 with respect to the financial statements of Novoste Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.




                                            ERNST & YOUNG LLP


Atlanta, Georgia
February 9, 1999